Report of Independent Auditors

To the Board of Trustees and Shareholders
Willamette Family of Funds of The Coventry Group

In planning and performing our audit of the financial statements of Willamette Value Fund, Willamette Small Cap Growth Fund, and Willamette Technology Fund (the Funds) for the period ended March 31, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditingprocedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by managementare required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objectiveof preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditionsor that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American
Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timelyperiod by employees in the normal course of performing their assigned functions.However, we noted no matters involving internal control and its operation,including controls for safeguarding securities, that we consider to be material weaknesses as defined above at March 31, 2000.

This report is intended solely for the information and use of management, the Board of Trustees of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

					Ernst & Young LLP
Columbus, Ohio
May 8, 2000